Exhibit 99.1

WisdomTree Announces First Quarter 2014 Results

Pre-tax income of $16.5 million; doubles from year ago quarter

$0.12 diluted pretax EPS

Revenues increase 46% from year ago quarter

New York, NY – (GlobeNewswire) – May 2, 2014 – WisdomTree Investments, Inc. (NASDAQ: WETF), an exchange-traded product (“ETP”) sponsor and asset manager, today reported pre-tax income of $16.5 million or $0.12 per share on a fully diluted basis. This compares to $7.9 million in the first quarter of 2013 and $16.5 million in the fourth quarter of 2013. Included in the quarter were $1.3 million, or $0.01 per diluted EPS, of costs associated with our acquisition of U.K.-based ETP provider Boost and non-recurring costs for transitioning our fund accounting and administration services. The Company also recorded a non-recurring tax benefit of $13.7 million resulting in net income of $30.2 million for the first quarter of 2014.1

WisdomTree CEO and President Jonathan Steinberg said, “WisdomTree’s powerful operating model produced strong financial results in the first quarter on a base of $33.9 billion in average ETF assets. Even against the backdrop of a challenging market environment for some of our largest exposures, we increased revenues and earnings year over year, demonstrating the scale and strength of our business.”

Mr. Steinberg continued, “We completed important initiatives, including a seamless transition in back office fund accounting, administration and custody services. We also completed our investment to establish WisdomTree Europe and look forward to building out a platform of Boost and WisdomTree products for the world’s second largest ETF market. We continue to invest strategically to make WisdomTree even more competitive for the future.”

Summary Operating and Financial Highlights

	Three Months Ended			Change From
	Mar. 31,	Dec. 31,	Mar. 31,	Dec. 31,	Mar. 31,
Operating Highlights ($, in billions):	2014	2013	2013	2013	2013
ETF AUM	$33.9	$34.9	$25.1	(2.9%)	35.0%
ETF net inflows/(outflows)	($0.5)	$2.3	$5.9	($2.8)	($6.4)
Average ETF AUM	$33.9	$33.1	$21.9	2.3%	54.4%
Average ETF advisory fee	0.51%	0.51%	0.54%	--	(0.03)
Market share of industry inflows	--	3.9%	11.3%	(3.9)	(11.3)
Revenue days	90	92	90	(2.0)	--

Financial Highlights ($, in millions, except per share amounts):
Total revenues	$42.9	$43.2	$29.3	(0.6%)	46.3%
Pre-tax income	$16.5	$16.5	$7.9	0.0%	109.8%
Net income	$30.2	$16.5	$7.9	83.3%	284.6%
Diluted earnings per share	$0.22	$0.12	$0.06	$0.10	$0.16
Gross margin[2] (non-GAAP)	78.6%	78.2%	71.6%	+0.4	+7.0
Pre-tax margin	38.4%	38.2%	26.8%	+0.2	+11.6

1 Please see section titled “Taxes.”

2 Gross margin is defined as total revenues less fund management and administration expenses and third-party sharing arrangements.

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Recent Business Developments

•	On May 1, 2014, WisdomTree announced the WisdomTree MidCap Dividend Fund (DON) surpassed $1 billion in assets
•	On April 29, 2014, WisdomTree announced 10 additional ETFs became available for sale in Japan
•	On April 21, 2014, WisdomTree announced the Mexican pension funds investment regulator approved 6 WisdomTree ETFs for sale to Mexican pension funds
•	On April 17, 2014, WisdomTree announced it completed an investment to create WisdomTree Europe
•	On April 8, 2014, WisdomTree announced the launch of a suite of currency hedged Japan Sector ETFs
•	On April 7, 2014, WisdomTree announced the WisdomTree Europe Hedged Equity Fund (HEDJ) surpassed $1 billion in assets
•	On March 20, 2014, WisdomTree announced it received three awards from ETF.com: “Most innovative ETF issuer of the year”, “ETF of the year” (WisdomTree Japan Hedged Equity Fund (DXJ)) and “Best new currency ETF of 2013”(WisdomTree Bloomberg U.S. Dollar Bullish Fund (USDU))
•	On February 26, 2014, WisdomTree announced the Peruvian pension funds investment regulator approved 12 WisdomTree ETFs for sale to Peruvian pension funds
•	On February 17, 2014, WisdomTree announced the WisdomTree Europe SmallCap Dividend Fund (DFE) surpassed $1 billion in assets
•	On February 2, 2014, WisdomTree announced the launch of the WisdomTree Bloomberg Floating Rate Treasury Fund (USFR)

Assets Under Management and Net Inflows

ETF assets under management (“AUM”) were $33.9 billion at March 31, 2014, up 35.0% from $25.1 billion at March 31, 2013, and down 2.9% from $34.9 billion at December 31, 2013. AUM decreased from December 31, 2013 due to net outflows of $0.5 billion primarily in our emerging markets equity, currency and fixed income focused ETFs as well as in our Japan Hedged Equity ETF (DXJ). We also had negative market movement of $0.5 billion, primarily in those same funds.

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Performance

In evaluating the performance of our Equity, Fixed Income and Alternatives ETFs against actively managed and index based mutual funds and ETFs, 85% of the $33.4 billion invested in our ETFs and 58% (29 of 50) of our ETFs outperformed their comparable Morningstar average since inception as of March 31, 2014.

For more information about WisdomTree ETFs including standardized performance, please click here or visit www.wisdomtree.com.

First Quarter Financial Discussion

Revenues

Total revenues increased 46.3% to $42.9 million as compared to the first quarter of 2013 primarily due to higher average AUM. Revenues decreased 0.6% compared to the fourth quarter of 2013 due to two less revenue days in the first quarter. Our average advisory fee was 0.51% as compared to 0.54% for the first quarter of 2013 and 0.51% in the fourth quarter of 2013 due to a change in mix of our ETFs.

Margins

Our gross margin, which is our total revenues less fund management and administration expenses and third party sharing arrangements, was 78.6% in the first quarter of 2014 as compared to 71.6% in the first quarter of 2013 and 78.2% in the fourth quarter of 2013.

Our pre-tax margin was 38.4% in the first quarter of 2014 as compared to 26.8% in the first quarter of 2013 and 38.2% in the fourth quarter of 2013.

Expenses

Total expenses increased 23.1% to $26.4 million from $21.5 million in the first quarter of 2013. Total expenses decreased 0.9% from $26.7 million in the fourth quarter of 2013. Included in the quarter was $0.8 million of costs associated with our acquisition of Boost and $0.5 million in non-recurring costs for transitioning our fund accounting and administration services.

▪	Compensation and benefits expense increased 25.0% to $9.4 million compared to the first quarter of 2013. This increase was primarily due to higher headcount related expenses to support our growth as well as higher payroll taxes associated with 2013 bonus payments.

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Compensation and benefits expense decreased 2.9% as compared to the fourth quarter of 2013 primarily due to lower accrued incentive compensation partly offset by higher payroll taxes and stock based compensation associated with 2013 bonus awards.

Our headcount at the end of the first quarter of 2014 was 90 compared to 72 at the end of the first quarter of 2013 and 87 at the end of 2013.

▪	Fund management and administration expenses increased 11.5% to $9.2 million compared to the first quarter of 2013. Higher average AUM resulted in a $0.6 million increase in variable fees charged by our third party service providers associated with AUM. In addition, we incurred a non-recurring charge of $0.5 million for transitioning our fund accounting and administration services.

Fund management and administration expenses increased 2.4% compared to the fourth quarter of 2013 primarily due to the transition cost referred to above. Partly offsetting this increase was a decrease in regulatory fees associated with net inflow levels and certain variable fees associated with a decrease in our emerging markets AUM.

We had 62 ETFs at the end of the first quarter of 2014 compared to 47 at the end of the first quarter of 2013 and 61 at the end of 2013.

▪	Marketing and advertising expenses increased to $2.6 million representing an increase of 33.1% from the first quarter and 20.2% from the fourth quarter of last year primarily due to higher levels of advertising related activities to support our growth.

▪	Sales and business development expenses decreased to $1.3 million representing a decrease of 27.8% from the first quarter and 29.6% from the fourth quarter of last year primarily due to lower levels of spending for sales related initiatives.

▪	Professional and consulting fees increased to $1.8 million representing an increase of 192.8% from the first quarter and 91.8% from the fourth quarter of last year primarily due to advisory and other costs associated with our transaction to acquire Boost. In addition, corporate legal fees increased as well as technology consulting expenses associated with our office relocation.

▪	Occupancy, communication and equipment expense increased to $0.9 million in the first quarter of 2014 representing a 138.7% increase from the first quarter of last year primarily due to costs for new office space which we began to occupy in January 2014. This expense decreased 17.7% compared to the fourth quarter of 2013 primarily due to the expiration in January 2014 of the lease for our previous office space. From September 2013 to January 2014, we recognized rent expense for the new office space we were preparing to occupy while continuing to recognize rent expense for the old space we were occupying at the time.

▪	Depreciation and amortization expense increased to $0.2 million in the first quarter of 2014 representing a 134.1% increase from the first quarter of last year primarily due to amortization of leasehold improvements for our new office space. This expense was essentially unchanged compared to the fourth quarter of 2013.

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▪	Third-party sharing arrangements expense decreased to $0.01 million representing a decrease of 91.0% from the first quarter and 97.8% from the fourth quarter of last year primarily due to lower levels of inflows from our third party marketing agent in Latin America.

▪	Other expenses increased 32.6% to $1.1 million compared to the first quarter of 2013 primarily due to higher independent director fees as well as higher general and administrative expenses. This expense decreased 20.5% compared to the fourth quarter of 2013 primarily due to lower overhead related expenses.

Taxes

The Company recorded a non-recurring tax benefit of $13.7 million in the first quarter to recognize the Company’s deferred tax asset, which previously had been reserved with a 100% valuation allowance. The Company expects to record GAAP taxes beginning in the second quarter at a rate of 45%; however, for some time it will not be paying cash taxes due to the size of its net operating losses. The Company will discuss this topic on its conference call.

Balance Sheet

As of March 31, 2014, the Company had total assets of $159.7 million which consisted primarily of cash and cash equivalents of $104.8 million and investments of $11.8 million. There were approximately 131.5 million shares of common stock outstanding as of March 31, 2014. Fully diluted weighted average shares outstanding were approximately 138.7 million for the first quarter.

Conference Call

WisdomTree will discuss its results and operational highlights during a conference call on Friday, May 2, 2014 at 9:00 a.m. ET. The call-in number will be (877) 303-7209. Anyone outside the U.S. or Canada should call (970) 315-0420. The slides used during the presentation will be available at http://ir.wisdomtree.com. For those unable to join the conference call at the scheduled time, an audio replay will be available on http://ir.wisdomtree.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

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In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets;

•	anticipated levels of inflows into and outflows out of our exchange traded funds;

•	our ability to deliver favorable rates of return to investors;

•	our ability to develop new products and services;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	competition in our business; and

•	the effect of laws and regulations that apply to our business.

Our business is subject to many risks and uncertainties, including without limitation:

•	We have only a limited operating history and, as a result, recent historical growth may not provide an accurate representation of the growth we may experience in the future, which may make it difficult to evaluate our future prospects.

•	Challenging market conditions associated with declining prices of securities can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETF shareholders to sell their fund shares and trigger redemptions.

•	Fluctuations in the amount and mix of our AUM may negatively impact revenue and operating margin.

•	Most of our assets under management are held in ETFs that invest in foreign securities and we therefore have substantial exposure to foreign market conditions and are subject to currency exchange rate risks.

•	We derive a substantial portion of our revenue from products invested in emerging markets and are exposed to the market-specific political and economic risks as well as general investor sentiment regarding future growth of those markets.

•	We derive a substantial amount of our revenue from products invested in securities of Japanese companies and are exposed to the market-specific political and economic risks as well as general investor sentiment regarding future growth of those markets and currency fluctuations between the Japanese Yen and the U.S. Dollar.

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•	We derive a majority of our revenue from a limited number of products--in particular one fund, WisdomTree Japan Hedged Equity Fund, that accounted for approximately one third of our ETF AUM--and, as a result, our operating results are particularly exposed to the performance of those funds, investor sentiment toward the strategies pursued by those funds and our ability to maintain the assets under management of those funds.

•	The WisdomTree ETFs have a limited track record, and poor investment performance could cause our revenue to decline.

•	We depend on other third parties to provide many critical services to operate our business and the WisdomTree ETFs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETF shareholders.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

About WisdomTree

WisdomTree Investments, Inc., through its subsidiaries in the U.S. and the U.K. (collectively, “WisdomTree”), is an exchange-traded product (“ETP”) sponsor and asset manager headquartered in New York.  WisdomTree offers ETPs covering equity, fixed income, currency, alternatives and commodity asset classes.  WisdomTree currently has approximately $33.3 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its wholly owned subsidiary, WisdomTree Asset Management, Inc., a registered investment adviser and investment adviser to the WisdomTree Trust and each of its series.  The WisdomTree Trust is a registered open-end management investment company.

Contact Information:
WisdomTree Investments, Inc.
Stuart Bell / Jessica Zaloom
+1.917.267.3702 / +1.917.267.3735
sbell@wisdomtree.com / jzaloom@wisdomtree.com

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WISDOMTREE INVESTMENTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended			% Change From
	Mar. 31,	Dec. 31,	Mar. 31,	Dec. 31,	Mar. 31,
	2014	2013	2013	2013	2013

Revenues
ETF advisory fees	$42,609	$42,903	$29,153	-0.7%	46.2%
Other income	311	263	188	18.3%	65.4%

Total revenues	42,920	43,166	29,341	-0.6%	46.3%

Expenses
Compensation and benefits	9,355	9,633	7,482	-2.9%	25.0%
Fund management and administration	9,168	8,953	8,223	2.4%	11.5%
Marketing and advertising	2,578	2,145	1,937	20.2%	33.1%
Sales and business development	1,301	1,848	1,801	-29.6%	-27.8%
Professional and consulting fees	1,795	936	613	91.8%	192.8%
Occupancy, communication and equipment	900	1,093	377	-17.7%	138.7%
Depreciation and amortization	192	190	82	1.1%	134.1%
Third party sharing arrangements	10	455	111	-97.8%	-91.0%
Other	1,142	1,437	861	-20.5%	32.6%
Total expenses	26,441	26,690	21,487	-0.9%	23.1%

Income before taxes	16,479	16,476	7,854	0.0%	109.8%

Income tax benefit	(13,725)	-	-	-	-

Net income	$30,204	$16,476	$7,854	83.3%	284.6%

Income before taxes per share - basic	$0.13	$0.13	$0.06

Income before taxes per share - diluted	$0.12	$0.12	$0.06

Net income per share - basic	$0.23	$0.13	$0.06

Net income per share - diluted	$0.22	$0.12	$0.06

Weighted average common shares - basic	130,934	128,851	125,436

Weighted average common shares - diluted	138,667	140,065	139,650

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WISDOMTREE INVESTMENTS, INC.
CONSOLIDATED BALANCE SHEET
(in thousands, except per share amount)

	March 31,	December 31,
	2014	2013
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$104,780	$104,316
Accounts receivable	17,815	18,100
Other current assets	1,927	1,320

Total current assets	124,522	123,736

Fixed assets, net	9,587	6,252
Investments	11,835	11,748
Deferred income taxes	13,725	-
Other noncurrent assets	56	55

Total assets	$159,725	$141,791

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$11,752	$10,394
Compensation and benefits payable	2,805	14,278
Accounts payable and other liabilities	4,921	4,384

Total current liabilities	19,478	29,056

Other noncurrent liabilities	4,349	3,706

Total liabilities	23,827	32,762

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; 250,000 shares authorized:
issued: 133,265 and 132,247	1,332	1,322
outstanding: 131,525 and 130,350
Additional paid-in capital	180,856	184,201
Accumulated deficit	(46,290)	(76,494)

Total stockholders' equity	135,898	109,029

Total liabilities and stockholders' equity	$159,725	$141,791

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WISDOMTREE INVESTMENTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2014	2013

Cash flows from operating activities
Net income	$30,204	$7,854
Non-cash items included in net income:
Income tax benefit	(13,725)	-
Depreciation and amortization	192	82
Stock-based compensation	2,015	1,714
Deferred rent	643	(34)
Accretion to interest income and other	(111)	39
Changes in operating assets and liabilities:
Accounts receivable	285	(1,750)
Other assets	(491)	(256)
Fund management and administration payable	1,358	2,589
Compensation and benefits payable	(11,473)	457
Accounts payable and other liabilities	537	(451)

Net cash provided by operating activities	9,434	10,244

Cash flows from investing activities
Purchase of fixed assets	(3,527)	(10)
Purchase of investments	(154)	(1,314)
Proceeds from the redemption of investments	61	1,633

Net cash (used in)/provided by investing activities	(3,620)	309

Cash flows from financing activities
Shares repurchased	(5,426)	(249)
Proceeds from exercise of stock options	76	747

Net cash (used in)/provided by financing activities	(5,350)	498

Net increase in cash and cash equivalents	464	11,051

Cash and cash equivalents - beginning of period	104,316	41,246

Cash and cash equivalents - end of period	$104,780	$52,297

Supplemental disclosure of cash flow information

Cash paid for taxes	$14	$34

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WisdomTree Investments, Inc.
Key Operating Statistics (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013
Total ETFs (in millions)
Beginning of period assets	34,884	31,352	18,286
Inflows/(outflows)	(498)	2,308	5,893
Market appreciation/(depreciation)	(502)	1,224	924
End of period assets	33,884	34,884	25,103

Average assets during the period	33,859	33,091	21,934

Revenue Days	90	92	90

ETF Industry and Market Share (in billions)
ETF industry net inflows	14.6	58.6	52.2
WisdomTree market share of industry inflows	-	3.9%	11.3%

International Hedged Equity ETFs (in millions)
Beginning of period assets	13,348	11,481	1,258
Inflows/(outflows)	(12)	1,243	4,071
Market appreciation/(depreciation)	(724)	624	468
End of period assets	12,612	13,348	5,797

Average assets during the period	13,052	11,848	3,432

US Equity ETFs (in millions)
Beginning of period assets	7,181	6,271	4,371
Inflows/(outflows)	189	367	291
Market appreciation/(depreciation)	135	543	499
End of period assets	7,505	7,181	5,161

Average assets during the period	7,176	6,771	4,749

Emerging Markets Equity ETFs (in millions)
Beginning of period assets	7,448	7,703	7,332
Inflows/(outflows)	(632)	(246)	876
Market appreciation/(depreciation)	(63)	(9)	(137)
End of period assets	6,753	7,448	8,071

Average assets during the period	6,775	7,891	7,905

International Developed Equity ETFs (in millions)
Beginning of period assets	3,864	3,150	2,474
Inflows/(outflows)	812	565	139
Market appreciation/(depreciation)	154	149	115
End of period assets	4,830	3,864	2,728

Average assets during the period	4,347	3,490	2,640

Fixed Income ETFs (in millions)
Beginning of period assets	1,906	2,095	2,118
Inflows/(outflows)	(302)	(144)	508
Market appreciation/(depreciation)	6	(45)	(26)
End of period assets	1,610	1,906	2,600

Average assets during the period	1,747	2,008	2,453

Currency ETFs (in millions)
Beginning of period assets	979	502	611
Inflows/(outflows)	(549)	515	12
Market appreciation/(depreciation)	(8)	(38)	3
End of period assets	422	979	626

Average assets during the period	611	933	637

Alternative Strategy ETFs (in millions)
Beginning of period assets	158	150	122
Inflows/(outflows)	(4)	8	(4)
Market appreciation/(depreciation)	(2)	-	2
End of period assets	152	158	120

Average assets during the period	151	150	118

Average ETF assets during the period
International hedged equity ETFs	39%	36%	15%
US equity ETFs	21%	20%	22%
Emerging markets equity ETFs	20%	24%	36%
International developed equity ETFs	13%	11%	12%
Fixed income ETFs	5%	6%	11%
Currency ETFs	2%	3%	3%
Alternative strategy ETFs	0%	0%	1%
Total	100%	100%	100%

Average ETF advisory fee during the period
Alternative strategy ETFs	0.94%	0.94%	0.94%
Emerging markets equity ETFs	0.66%	0.66%	0.67%
International developed equity ETFs	0.56%	0.56%	0.56%
Fixed income ETFs	0.55%	0.55%	0.55%
International hedged equity ETFs	0.49%	0.49%	0.49%
Currency ETFs	0.49%	0.48%	0.51%
US equity ETFs	0.35%	0.35%	0.35%
Blended total	0.51%	0.51%	0.54%

Number of ETFs - end of the period
International developed equity ETFs	16	16	16
US equity ETFs	13	13	11
Fixed income ETFs	12	11	6
Emerging markets equity ETFs	7	7	5
International hedged equity ETFs	6	6	2
Currency ETFs	6	6	5
Alternative strategy ETFs	2	2	2
Total	62	61	47

Headcount	90	87	72

Note: Previously issued statistics may be restated due to trade adjustments

Source: Investment Company Institute, Bloomberg, WisdomTree

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Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information.  The non-GAAP financial measurements included in this release include gross margin and gross margin percentage. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management.  Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. We disclose gross margin as a non-GAAP financial measurement to allow investors to analyze our revenues less the direct costs paid to third parties attributable to those revenues.

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WISDOMTREE INVESTMENTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
GAAP to NON-GAAP RECONCILIATION
(in thousands)
(Unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2014	2013	2013
GAAP total revenue	$42,920	$43,166	$29,341
Fund management and administration	(9,168)	(8,953)	(8,223)
Third party sharing arrangements	(10)	(455)	(111)

Gross margin	$33,742	$33,758	$21,007

Gross margin percentage	78.6%	78.2%	71.6%

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